Exhibit 4.1

C0000000230 | M
Governed by the Business Corporations Act (Québec) Régie par la Loi sur les sociétés par actions (Québec)
Number Numéro
00000000
Shares Actions
* * * * 0 * * * * * * * * *
* * * * * 0 * * * * * * * *
* * * * * * 0 * * * * * * *
* * * * * * * 0 * * * * * *
* * * * * * * * 0 * * * * *
THIS CERTIFIES THAT **SPECIMEN76027310200000000Repare*Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare*Therapeutics*Inc.zero****SPECIMEN7602731 0200000000Repare*Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare*Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare* LES PRÉSENTES ATTESTENT QUE Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare*Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare*Therapeutics*Inc. zero****SPECIMEN76027310200000000Repare*Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare*Therapeutics*Inc.zero****SPECIMEN7 6027310200000000Repare*Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare*Therapeutics*Inc SPECIMEN ..zero****SPECIMEN76027310200000000R epare*Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare*Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare*Therapeutic s*Inc.zero****SPECIMEN76027310200000000Repare*Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare*Therapeutics*Inc.zero****SPE
CIMEN76027310200000000Repare*Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare*Therapeutics*Inc.zero****SPECIMEN760273102000 00000Repare*Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare*Therapeutics*Inc.zero****SPECIMEN76027310200000000Repare*Thera
IS THE REGISTERED HOLDER OF **076027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Ther apeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero****0760273102 EST LE PORTEUR INSCRIT DE 00000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc ..zero****076027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repa re*Therapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc * * * 0 * ..zero****076027310200000000Repare*Therapeutics*Inc * * .zero****076 027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Therapeut ics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero****076027310200000 000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero ****076027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Th erapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero****076027310200000000Repare*Therapeutics*Inc.zero****07602731
FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR ACTIONS ORDINAIRES SANS VALEUR NOMINALE ENTIÈREMENT VALUE IN THE CAPITAL OF LIBÉRÉES DU CAPITAL-ACTIONS DE
Repare Therapeutics Inc. Thérapeutiques Repare Inc.
transferable on the books of the Corporation only upon surrender of this certificate properly transférables dans les registres de la Société seulement sur remise de ce certificat endossé en endorsed. bonne et due forme.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Ce certificat n’est valide que s’il a été contresigné par l’agent de transfert et agent comptable des Corporation. registres de la Société.
IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by EN FOI DE QUOI la Société a fait signer le présent certificat en son nom au moyen des fac-the facsimile signatures of its duly authorized officers. similés de signature de ses dirigeants dûment autorisés.
COUNTERSIGNED AND REGISTERED CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE TRUST COMPANY, N.A.
(CANTON, MA, JERSEY CITY, NJ AND LOUISVILLE, KY) TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES
Dated: Jun 12, 2020 Le : 12 juin 2020
COUNTERSIGNED AND REGISTERED CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE INVESTOR SERVICES INC.
OR
SERVICES AUX INVESTISSEURS COMPUTERSHARE INC. (MONTREAL) (TORONTO) TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES
Chief Executive Officer Chef de la direction
Chief Financial Officer Chef des finances
By / Par ______________________________
Authorized Officer—Représentant Autorisé
By / Par ______________________________
Authorized Officer—Représentant Autorisé
The shares represented by this certificate are transferable at the offices of Computer share Investor Services Inc. in Montreal, QC and Toronto, ON or at the offices of Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and Louisville, KY.
Les actions représentées par ce certificat peuvent être transférées aux bureaux de Services aux Investisseurs Computershare inc .à Montréal, QC et Toronto, ON ou aux bureaux de Computershare Trust Company, N.A. à Canton, MA, Jersey City, NJ et à Louisville, KY.
CSAE_WIP_RPKQ_C01.mtl.pulls/000001/000001/i
CUSIP 760273102
ISIN US7602731025

The shares represented by this certificate have rights and restrictions attached thereto and the Corporation will, on request, provide the text of those rights and restrictions to a shareholder without charge.
Les actions représentées par ce certificat sont assorties de droits et restrictions et la Société fournira sans frais à un actionnaire le texte de ces droits et restrictions sur demande.
The fallowing abbreviations shall be construed as though the words set forth bclm•1 opposite each abbreviation ¥•Jere
11.~itten out in full ~ohe1e such abbreviation appears:
TEN COM - as tcnanls in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants ._·.tth rights of survivorship and not as tenants in common
(Name) CUST (Name) UMIF - (Mame) as Custodian fo1 (Mame) under the
GIFT MIN ACT (State) (Slate) Uniform Gifts to Minors Act
Additional abbreviations may also be used though not in lhc above list.
For value received the undersigned hereby sells, assigns and transfers unto
Les abrCviations suivantcs doivcnt Ctrc intcrprCtCcs commc si lcs expressions carrcspondanlcs Ctaicnt Ccritcs en toutes Iett1es :
TEN COM - 3 titre de propriCtaircs en commun
TEN ENT - 3 titre de tenants unaaircs
JTTEN - ati1re de cop1op1ietai1es avec gain de su1vie et non atitre de p1op1ietai1es en commun
(Nom) CUST (Norn) UNIF - (Norn) atitre dc.dcpositairc pour (Norn) envertu de la UnWorm Gifts to
GIFT MIN ACT (Bat) Mino1s Act de (Etat)
Des abrCviations aulrcs quc ccllcs qui sont donnCcs ci-dcssus pcuvcnt aussi ctrc utilisCcs.
Pour valeur rei;;ue, le soussigne vend, cede et transfere par les presentes a lnse1t name and add1ess of transferee
lnse1e1 le nom et l’ad1esse du cessionnaire
shares represented by this certificate and does hereby irrevocably constitute and appoint actions representees par le present certificat et nom me irrevocablement the attorney of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.
le fonde de pouvoir du soussigne charge d’inscrire le transfer! desdites actions aux registres de la Societe avec plei n pouvoir de substitution a eel egard.
LE:
DATE:
Signature of Shareholder I Signature de l’actionnaire
Signature of Guarantor I Signature du garant
Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s). in every particular. >.•.qthout alreration or enlarge1rent, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an a:x:eptable Medallion Signature Guarantee Program (STAMP. SEMP. MSP} The Guarantor must affix a stamp bearing the actual words “Signa1ure Guaran1eed”.
In the USA, signature guarantees must be done by members of a ‘fo,Jledallion Signa1ure Guaran1ee Program” only.
Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses populaires unless they are members of the Stamp Medallion Program.
SECURITY INSTRUCTIONS - INSTRUCTIONS DE SECURITE
11 llS IS WA1 CRMAl1KCD PAP LA, DO N01 ACCCPl wm IOUT NOTINO
WA I CRMARK HOl 1’.> TO l lGHT TO VERIFY Wf\TFRM/IRK.
PAPILH r tl IGHAN I~ . NE PllS ACCFPTFn SANS VFRIFIF.A I A PRFSFNCE
DU FILIGRANE. POU i~ CE FAIRE. PLACER A LA LUMIERE.
Garantie de signature : La signature apposee aux fins de cette cession cbit correspondre ex~tement au nom qui est inscrit au recto du certificat. sans aucun changement. et doit etre garantie par une banque a charte canadienne de l’Annexe 1 ou un membre d’un programme de garantie de signature Medallion ~ceptable (STAMP, SEMP, MSP} Le garant doit app::iser un timbre portant la mention • Signature garantie > ou « Signature Guaranteed >.
Aux Etals-Unis, seuls les membres d’un « fo,Jledallion Signature Guarantee Program > peuvent garantir une signature.
Les garanties de signature ne peuvent pas etre faires par des caisses d’epargne («Treasury Branches•), des caisses de credit (« Credit Unions >) ou des Caisses populaires, a moins qu’elles ne soient membres du programme de garantie de signature Medallion STAMP.